OREGON METALLURGICAL CORPORATION
                                            EXHIBIT 21.1


Subsidiaries of
Oregon Metallurgical Corporation:
_________________________________

                                                            State or Country
Name of Subsidiary                                          in Which Organized
__________________                                          ________________

OREMET France S.a.r.l. (1)(3)                                    France

Titanium Industries, Inc.  *(1)(3)                               Oregon

Titanium Wire Corporation ** (2)(4)                              Pennsylvania

Titanium International Limited ** (2)(3)                         United Kingdom

Titanium International GmbH** (3)(5)                             Germany



* Titanium Industries, Inc. is a majority-owned (80%) subsidiary of Oregon Metallurgical Corporation.

**  The companies are wholly-owned subsidiaries of Titanium
Industries, Inc.


(1)  Created 1994

(2)  Acquired 1994

(3)  Operates titanium Service Centers

(4)  Manufactures titanium rod and wire

(5)  Began operation in February 1996